Exhibit 99.1

Paul Broyer, 508-358-7400,  x435
paul.broyer@candelalaser.com

George Zagoudis, 312-640-6663
gzagoudis@frbir.com

CANDELA ACQUIRES INOLASE, LTD. IN CASH TRANSACTION
Technology delivers marked pain reduction for laser and IPL treatments

Other strategic initiatives include creation of Emerging Opportunities Unit and a newly enhanced Worldwide Sales and Service Organization

Wayland, MA — March 7, 2007 — Candela Corporation (NASDAQ: CLZR) announced today that it will acquire all share capital of Inolase, LTD. of Netanya, Israel, in a cash transaction valued at approximately $16.5 million, excluding certain earn-out royalty payments contingent on the attainment of specified performance targets.  Inolase is the developer and manufacturer of Pneumatic Skin Flattening™ (PSF), a breakthrough vacuum driven technology that provides pain- free, efficacious enhancements to all laser and light-based devices.  PSF is FDA approved for use in hair removal when used with lasers or IPLs and is CE marked.  It is also under investigation for use in a variety of other applications including non-ablative skin rejuvenation, skin tightening and treatment of pigmented lesions and tattoos.  PSF is currently being adapted for use by the majority of the worldwide installed base of more than 70,000 lasers and IPLs, as estimated by Millenium Research.  Subsequent plans are to market PSF to optimally work with Candela’s installed base of equipment beginning in the Fall of 2007. The acquisition is expected to be accretive to earnings within 18 months.

Gerard E. Puorro, President and Chief Executive Officer, said: “Inolase is a perfect strategic fit for Candela.  As the market leader in laser and light-based devices for the aesthetic market, we can immediately leverage our distribution channels to roll out this exciting new offering that has been shown to reduce the pain associated with laser and light-based treatments.”  Inolase Founder and CEO, Raphi Shavit, added: “Candela was the clear choice for us.  We are extremely excited about our future prospects together.”  Puorro added: “Pain is the most significant inhibitor to broad consumer adoption of these treatments.  By reducing the pain, we can also eliminate the need for costly and time consuming analgesic creams.  PSF is convenient and easy to use because it does not require the modification of existing treatment protocols.  Concurrent with the roll-out of PSF to existing customers, we plan to offer PSF as an option on many of our new product offerings.”

Candela also announced the creation of an Emerging Opportunities Unit, designed to engage in the development, acquisition and integration of innovative technologies and new product offerings.  Under the direction of Catherine Kniker, newly promoted to Senior Vice President, Corporate Strategic Development, this new unit will be responsible for pursuing a series of new applications, including home-based products.  Kniker said: “We are excited about organizing our resources to bring more focus on new growth opportunities.  Inolase will give us strong momentum right from the start.  We see a lot of potential for integrating PSF into our complete product road map.  As part of today’s transaction, we also acquired additional intellectual property which, when implemented, can remove the inadvertent threat of injury to the eye from lasers while maintaining treatment efficacy.  This technology paves the way for Candela to develop safe, over-the-counter devices for home use across a number of applications.”

Candela today also announced the creation of a Customer Operations Division, comprising Sales, Marketing, Field Service and Customer Service.  The three sub-units will be North America, Japan and International, all directly reporting to Candela’s CEO.  Puorro added, “With international business representing one-half of our total sales, we see this as a critical step to extend our leading market share.  Our international group combines the European, Asia Pacific and Latin American regions.  This group will leverage our existing resources with investments in headcount and targeted programs, including the recent opening of a direct sales office in Australia.”  To continue to increase its success and presence in the large expanding markets, Candela also announced, effective immediately, a 35 percent expansion in North American sales representatives.  This will increase the number of sales regions to six from four.  “Our new workstation systems are well positioned for this large potential market,” said Puorro.

Puorro concluded: “This is an exciting day for Candela.  The acquisition of Inolase sets our company on a new growth path.  Just as important, we now have the organizational structure to execute our strategy.  It’s about putting the right people in the right place, giving them the necessary resources, and narrowing the business focus to accomplish the task.  To state it simply, we have created a plan to unlock more value from our existing assets.”

Conference Call Details

The company will host a conference call today, Wednesday, March 7 at 10:30 a.m. Eastern Time to discuss today’s announcement. The call can be accessed live by dialing 866-793-1306 or by visiting the Investor Relations section on Candela Corporation’s website at www.candelaser.com

Investors may access a replay by dialing 888-258-7854, passcode 252623, which will be available until midnight on March 10, 2007. The webcast replay will also be archived in the Investor Relations section of the company’s website.

About CANDELA:  Candela Corporation manufactures, and distributes innovative clinical solutions that enable physicians, surgeons, and personal care practitioners to treat selected cosmetic and medical conditions using lasers, aesthetic laser systems, and other advanced technologies. Founded near Boston in 1970, the company markets and services its products in over 70 countries from offices and distributors in the United States, Europe, Japan, China and other Asian locations. Candela established the aesthetic laser market 18 years ago, and currently has an installed base of 10,000 lasers worldwide. Candela is an Equal Opportunity and Affirmative Action Employer (Male/Female/Handicapped/Veteran).  Visit Candela on the Web at http://www.candelalaser.com.

About Inolase:  Inolase, LTD,  based in Netanya Israel, designs, manufactures and distributes products based on Pneumatic Skin Flattening™ (PSF) and develop eye safe intellectual property and technology. Visit Inolase on the Web at http://www.inolase.com.

Safe Harbor Statement: Except for the historical information contained herein, this news release contains forward-looking statements that constitute Candela’s current intentions, hopes, beliefs, expectations or predictions of the future, which are therefore inherently subject to risks and uncertainties.  Such statements may relate to, among other things, our future revenue, gross margin, expense levels and earnings, our growth prospects, market acceptance of our products, the strength of our distribution channels, our ability to add new products, our ability to expand regulatory approvals and the liquidity of our common stock.  The risks and uncertainties that may affect forward-looking statements include, among others: the cancellation or deferral of customer orders, the risk of an adverse judgment in the patent litigation with Palomar Medical Technologies, Inc., (PMTI), successful integration of Inolase, dependence on a small number of strategic distribution relationships, difficulties in the timely development and market acceptance of new products, unanticipated increases in expenses, market developments that vary from the current public expectations concerning the growth of the laser industry, increased competitive pressures, changes in economic conditions, or difficulties in obtaining timely regulatory approvals.  Further information on factors that could affect Candela’s performance is included in Candela’s periodic reports filed with the SEC, including but not limited to, Candela’s Annual Report on Form 10-K for the year ended July 1, 2006, and subsequent Quarterly Reports on Form 10-Q.  Candela cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.  Candela expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Candela’s expectations or any change in events, conditions or circumstances on which any such statement is based.